UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ACACIA RESEARCH CORPORATION
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EMPOWERING patent OWNERS, REWARDING INVENTION

Acacia Research Corporation Files Rebuttal Presentation and Sets the Record Straight

Highlights Sidus Investment Management and BLR Partners Flawed Analysis and Assumptions
Used to Make Inaccurate and Misleading Claims

Sidus and BLR Have Failed to Make a Case to Remove Two Engaged Investor-Directors with Individuals That Have No Relevant Skills and No Investment in Acacia

Sidus’ and BLR’s Campaign of Personal Attacks Demonstrates that These Hedge Funds Fundamentally Misunderstand Acacia’s Business and Strategy

Acacia’s Board Recommends Voting on the WHITE Proxy Card FOR the Election of Two Highly Qualified Directors and Large Stockholders: Louis Graziadio and Frank “Ted” Walsh

NEWPORT BEACH, Calif., May 30, 2018 - The Board of Directors of Acacia Research Corporation (Nasdaq:ACTG), an industry leader in patent licensing and enforcement (“Acacia” or the “Company”), today filed an investor presentation in connection with the Company’s 2018 Annual Meeting of Stockholders to be held on June 14, 2018. The Acacia Board recommends stockholders vote “FOR” the election of Louis Graziadio and Frank “Ted” Walsh at the Annual Meeting on the WHITE proxy card TODAY.

The presentation and other important information related to the Annual Meeting can be found on Acacia’s website http://acaciaresearch.com/annual-meeting/.

The Company issued the following statement:

The Acacia Board of Directors continues to proactively take action to drive performance, and under the Board’s oversight and the leadership of Mr. Graziadio, Acacia continues to control costs, invest capital to generate enhanced returns and implement a transformation strategy to create stockholder value.

Two activist hedge funds, Sidus Investment Management and BLR Partners, are seeking to replace Messrs. Graziadio and Walsh on the Board with their hand-picked candidates. Notwithstanding the Board’s confidence in the future of Acacia under our transformation strategy, we have attempted to resolve the proxy contest with Sidus and BLR by offering to appoint one of their nominees, Mr. Al Tobia, to the Board and to identify, together with Sidus and BLR, a mutually acceptable second Board member. However, Sidus and BLR have rejected our offer and instead have resorted to a campaign of aggressive personal attacks, threats and baseless allegations about the Company and the Acacia Board. The Acacia Board believes that Sidus’ and BLR’s flawed analysis and misleading claims demonstrate that these funds fundamentally misunderstand Acacia’s current business and strategy, as well as the historic impact of the regulatory environment on Acacia’s operations.

The Sidus/BLR presentations contain numerous factual errors, misleading comparisons and false statements about Acacia and what Acacia has achieved under the leadership of Mr. Graziadio and the refreshed Board. Some, but not all, of Sidus/BLR’s most egregious statements designed to mislead Acacia’s stockholders include:

•	Using poor financial analysis techniques and misleading metrics

•	Using arbitrary timeframes and peer groups for comparison

•	Conveniently excluding substantial operating costs, such as R&D expenses, when making a comparison to their so-called peer companies

•	Misleadingly comparing our performance to technology market indexes that are inappropriate

•	Failing to recognize numerous precedents for profits interests compensation programs and falsely claiming there are adverse tax consequences

•	Making utterly unsubstantiated claims about Acacia’s directors’ independence and the Board’s nomination vetting process

•	Repeating misguided judgments about our Veritone investment and process, despite strong unrealized returns of 93% over the past two years

•	Mischaracterizing Mr. Graziadio’s role at BOSS Holdings, where he saved the company from a near-certain bankruptcy and made stockholders money

•	Misleadingly comparing Mr. Graziadio’s one-time onboarding option grant to annual compensation, and ignoring our overwhelming say-on-pay stockholder support at last year’s annual meeting

•	Failing to acknowledge that we have already subleased a substantial portion of our office space at Acacia’s headquarters

•	Ignoring the need to have appropriate corporate protections in place to protect our IP assets from litigation counterparties

•	Vastly overstating Mr. Tobia’s and Mr. Press’ track records as directors

•	Understating Mr. Press’ role as a regular “Rental Director” for activist investors

•	Failing to provide any plan for the future or any indication of what their director candidates would do differently if elected to create stockholder value

Sidus/BLR’s analysis and criticisms demonstrate that they do not understand Acacia's business, our industry and our long-term plan for shareholder value creation. The facts are simple:

•	Acacia's stock performance is consistent with its peers in an industry that has been in decline since 2011

•	Acacia's operating performance is better than its peers; the Company has generated substantial revenue and cash flow since Mr. Graziadio became Executive Chairman

•	Acacia has a clear and successful strategy: monetizing its IP and diversifying into technology partnerships

•	Acacia's compensation program is not unusual or generous and aligns the executive team with all stockholders

•	The Board is independent and Acacia’s four new Board members were the result of an extensive vetting process

•
Acacia has a long history of returning cash to stockholders and has recently authorized a $20 million buyback plan; since 2011, Acacia has returned over $100 million to stockholders via dividends and stock repurchases

•	Mr. Graziadio is an unsalaried and fully dedicated Executive Chairman and has personally invested more than $5 million into Acacia’s stock

•	Mr. Walsh is Chairman of our Strategic Review Committee and has personally invested $1.6 million into Acacia’s stock

•	Acacia's nominees Louis Graziadio and Ted Walsh are vastly better qualified to lead Acacia through its next stage than Sidus/BLR’s nominees

The bottom line is clear: Sidus and BLR have not made a compelling case to remove two talented, independent directors with key functional roles - both of whom have invested substantial personal capital in Acacia - with their hand-picked nominees that have no relevant skills and, no investment in our stock and have expressed an unwillingness to work alongside other directors.

DON’T BE MISLED. PROTECT YOUR INVESTMENT.

The Acacia Board urges stockholders to vote FOR Mr. Graziadio and Mr. Walsh on the WHITE proxy card TODAY to protect the value of their investment.

VOTE THE WHITE PROXY CARD TODAY

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(888) 566-8006 (Toll Free)

1407 Broadway - 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ:ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Acacia also leverages its patent expertise and background to partner with emerging disruptive technologies such as Artificial Intelligence, Robotics and Blockchain.
Information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the Company’s annual meeting of stockholders. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders its definitive proxy statement and WHITE proxy card relating to the annual meeting, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 7, 2018, including all amendments thereto. The definitive proxy statement contains important information about the Company, the annual meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.
Acacia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the annual meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the definitive proxy statement, the accompanying WHITE proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including those related to capital needed for growth and the opportunities for growth, are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully identify and acquire new patent assets, our ability to develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K (including amendments thereto), recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Acacia Research Corporation:
Rob Stewart, 949-480-8300
rs@acaciares.com
or
MacKenzie Partners, Inc.:
Lawrence E. Dennedy, 212-929-5239
ldennedy@mackenziepartners.com
or
Georgeson LLC:
Christopher G. Dowd, 212-440-9130
cdowd@georgeson.com
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Nick Lamplough, 212-355-4449
Mary Aiello, 415-869-3950